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                                                                   Exhibit 10.17

                           CONTINUING GENERAL GUARANTY



         In consideration of SOUTHTRUST MORTGAGE COMPANY (hereinafter called "Bank"), extending credit or procuring credit to be extended to WILLIAM H. GAITHER (hereinafter called the "Debtor"), the undersigned, does hereby jointly and severally unconditionally guarantee unto Bank, its successors and assigns, the prompt payment at maturity or at the time to which said maturity may be extended, of any and all indebtedness, and any extensions or renewals thereof, evidenced by notes, bills of exchange, checks or other instruments executed, accepted, drawn or endorsed by the Debtor, which Bank now owns and holds, or which Bank may hereafter own, hold, purchase or discount for or on account of the Debtor. The undersigned hereby expressly authorize Bank without notice to them or any of them to agree to an extension of the maturity of the indebtedness evidenced by an instrument guaranteed hereby, and hereby waive presentment for payment, protest, notice of nonpayment or dishonor and notice of protest of any of the said evidences of indebtedness or renewals or extensions thereof and of the amount, beginning or ending of any credit which Bank may extend to the Debtor.

         This guaranty shall continue in full force and effect until written notice of its discontinuance shall have been served upon Bank, and after such notice it shall continue in full force and effect as to any and all such indebtedness as may then be owned by Bank, its successors and assigns. If there be more than one guarantor under this agreement, then the revocation of this guaranty by one or more of the undersigned, either with or without notice to the remaining guarantors, shall not affect or in any way impair or release the guaranty or the liability hereunder of said remaining guarantors as to any indebtedness of the Debtor thereafter owned, purchased, or otherwise acquired by Bank.

         In the event the said indebtedness is not paid at maturity or at any extended maturity thereof, Bank may resort to this guaranty without first having recourse against the above name Debtor or to any security given to secure the said indebtedness; and the undersigned agree, jointly and severally, to pay in addition to the indebtedness hereby guaranteed, reasonable costs of collection hereunder including attorney's fees.

         This guaranty is binding upon the undersigned its heirs, executors, administrators and personal representatives of the undersigned, jointly and severally, and in the event of the death of one or more of the undersigned with this guaranty previously unrevoked by the one dying, it shall remain in full force and effect as against his heirs, executor or administrator, as to all such indebtedness owned by or acquired by Bank prior to the time when written notice of such death shall have been served upon Bank.


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         Dated at Lincolnton, North Carolina, this 31 day of March, 1997.

                                          THE J. H. HEAFNER COMPANY, INC.

                                          By:    /s/ WILLIAM G. MORRISON JR.
                                                   Vice President

ATTEST:

   /s/ ANDREA DENISE RAMSEY
         Secretary



         (Corporate Seal)